EXHIBIT 99.3

I, LUTHER JEFFERIES, HEREBY RESIGN AS A DIRECTOR OF AUTEC ASSOCIATES, INC. A FLORIDA CORPORATION.

Dated: February 26, 2004

/s/ Luther Jefferies

LUTHER JEFFRIES